Exhibit 99.1

PRESS RELEASE

Aug. 6, 2020

Adient reports third quarter 2020 financial results

Company continues to execute actions to rightsize its business while navigating through unprecedented times

- Impacted by COVID-19 and one-time, non-cash charges, Q3 GAAP net loss and EPS diluted of $(325)M and $(3.46) respectively; Q3 Adj.-EPS diluted of $(2.78)
- Q3 Adj.-EBITDA of $(122)M, down $327M y-o-y (includes ~$400M impact from COVID-19); Adient's financial results improved sequentially by month as the quarter progressed and operations in the Americas and EMEA restarted
- Cash and cash equivalents of $1,032M at June 30, 2020 (production restarts during the quarter resulted in a temporary trade working capital headwind, expected to unwind in Q4, of ~$500M in Q3); total liquidity at June 30, 2020 was ~$1.2B

FY 2020 Q3 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$1,626M**	**$(269)M**	**$(325)M**	**$(3.46)**
vs. Q3 19	-61 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME (LOSS) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$(196)M**	**$(122)M**	**$(261)M**	**$(2.78)**
vs. Q3 19	NM	NM	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

SUCCESSFULLY RESUMING MANUFACTURING OPERATIONS

Adient successfully restarted operations in Europe and the Americas in the third quarter. The playbook used for the successful restart of operations in China, which began in Q2 and reached pre-COVID levels during Q3, provided the framework for the Europe and Americas restarts. Revenue within Europe and the Americas has progressed from almost zero in April to ~ 75 % of pre-COVID levels as we exited the third quarter. We expect continued progress throughout the fourth quarter. In Asia, excluding China, the region continues to ramp up production based on customers' schedules.

ACTIONS TAKEN TO PROTECT THE BUSINESS LONG-TERM

As the COVID-19 pandemic halted production, Adient took immediate actions to conserve liquidity and reduce our monthly cash burn rate to $175M from $300M. These temporary actions included, but were not limited to furloughing direct labor, implementing salary reductions, initiating short-time work weeks, and reducing discretionary spending.

As production gradually restarted in the Americas and Europe, the benefits associated with these measures began to reverse. Thus, management continues to focus on the cost base and has identified and is executing between $75M and $100M of structural cost reductions within central functions and the regions. The goal is to reduce Adient's breakeven point to be cash flow breakeven or better in FY21 even though vehicle production is forecasted to be below pre-COVID levels.

DIVIDENDS RECEIVED FROM CHINA JVs HELP BOLSTER CASH POSITION

Maintaining financial flexibility remains a top priority in these unprecedented times. Total liquidity on June 30, 2020, was approximately $1.2B, comprised of cash on hand totaling $1,032M (including $179M of drawn revolver) and approximately $155M of remaining capacity under the revolving line of credit. As of July 31, 2020, the company proactively repaid the drawn portion of the revolver (undrawn capacity increased to approximately $647M).

During Q3, dividends received from Adient's China joint ventures totaled ~$240M (YTD dividends received total ~$250M or 103 % of FY19 seating adj. equity income). Proceeds expected in Q4 from previously announced strategic actions (totaling ~$500M), when combined with additional dividends from China JVs (~$30M), increased borrowing capacity under the revolving line of credit and the favorable impact related to the reversal of the temporary working capital headwinds, are expected to increase Adient's total liquidity as we exit FY20.

"Adient continues to execute its turnaround plan while navigating through these unprecedented times. I am confident that the many proactive actions we are taking will enable Adient to become a stronger, more profitable company, ultimately positioning us for long-term success."

— Doug Del Grosso, President and Chief Executive Officer

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 80,000 employees in 34 countries, Adient operates 220 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 23 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to close the sale of its fabrics business, including receipt of necessary regulatory approvals, the ability of Adient to close the transactions subject to the Yanfeng agreement, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to execute its turnaround plan, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and subsequent quarterly reports on Form 10-Q filed with the SEC, as well as within Adient's Current Report on Form 8-K filed on April 20, 2020, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2020 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia
Q3 20	Q3 19	Q3 20	Q3 19	Q3 20	Q3 19
$(83)M	$69M	$(94)M	$53M	$71M	$110M

Americas: The impact of lower industry volumes (resulting from production stoppages at our customers) drove the y-o-y decrease. The negative impact of lower volumes was partially offset by positive business performance and decreased SG&A costs.

EMEA: The impact of lower volumes (resulting from production stoppages at our customers) was the primary driver of the y-o-y decrease. The negative impact of lower volumes was partially offset by positive business performance (e.g. lower ops waste / tooling) and decreased SG&A costs.

Asia: The impact of lower volumes (resulting from production stoppages at our customers) drove the y-o-y decrease. The negative impact of lower volumes was partially offset by an increase in seating equity income.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 20*	YTD 19*
OPERATING CASH FLOW	$(272)M	$306M
CAPITAL EXPENDITURES	$(258)M	$(350)M
FREE CASH FLOW	$(530)M	$(44)M

	06/30/20	09/30/19
CASH & CASH EQUIVALENTS	$1,032M	$924M
TOTAL DEBT	$4,527M	$3,738M
NET DEBT	$3,495M	$2,814M

*Free Cash Flow Q3 20 $(528)M, Q3 19 of $168M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

"The value of Adient's strategic JV network was highlighted in Q3 as the company collected ~$240M in cash dividends from our partners, which helped support our June 30 cash position. Several anticipated positive drivers in Q4, such as cash proceeds from previously announced strategic actions, working capital benefits and improved earnings are expected to increase Adient's year-end total liquidity."

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

Q3 KEY OPERATING METRICS

		Q3 20	Q3 19	
SALES	CONSOLIDATED	$1,626M	$4,219M	The negative impact of volume / mix, driven by production stoppages at our customers, was the primarily driver of the y-o-y decline
SALES	UNCONSOLIDATED	$1,862M	$1,864M	Overall unconsolidated sales up 4% y-o-y excluding the impact of FX; China unconsolidated sales up 14% excluding FX (vs. China production up 9%)
	ADJUSTED EQUITY INCOME*	$59M	$66M	Seating equity income up $8M or 15% y-o-y; Q3FY19 adj. equity income included $15M of interiors equity income
	ADJ. INTEREST EXPENSE*	$58M	$47M	In line with company expectations given Adient's debt and cash position
	ADJ. EFFECTIVE TAX RATE *	(5.6)%	38.6%	Q3FY20 adj. effective tax rate based on actual tax rate calculation vs. an effective tax rate calculation; reflects geographic composition of earnings

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD

Building on the trend established exiting Q3, Adient expects vehicle production across Americas and Europe to improve sequentially in the coming months. Since Adient's financial results are highly dependent on and correlated to vehicle production, we expect Adient's financial performance will also trend higher in the coming months.

	Q4FY20	Memo: Q4FY19
Revenue	~$3.3B - $3.5B	$3.9B
Adj. EBITDA	~180M - $200M	$201M*
Equity income (incl. in adj. EBITDA)	~$50M - $60M	$60M*
CapEx	~$100M	$118M
Free cash flow	~$300M - $400M	$(116)M

* Excludes $14M of equity income from YFAI

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,
(in millions, except per share data)	2020	2019
Net sales	$1,626	$4,219
Cost of sales	1,779	4,008
Gross profit	(153)	211
Selling, general and administrative expenses	115	165
Restructuring and impairment costs	49	15
Equity income (loss)	48	64
Earnings (loss) before interest and income taxes	(269)	95
Net financing charges	58	60
Other pension expense (income)	(1)	5
Income (loss) before income taxes	(326)	30
Income tax provision (benefit)	5	338
Net income (loss)	(331)	(308)
Income attributable to noncontrolling interests	(6)	13
Net income (loss) attributable to Adient	$(325)	$(321)

Diluted earnings (loss) per share	$(3.46)	$(3.43)

Shares outstanding at period end	93.9	93.6
Diluted weighted average shares	93.9	93.6

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	June 30,	September 30,
(in millions)	2020	2019
Assets
Cash and cash equivalents	$1,032	$924
Accounts receivable - net	1,161	1,905
Inventories	737	793
Assets held for sale	31	—
Other current assets	498	494
Current assets	3,459	4,116

Property, plant and equipment - net	1,592	1,671
Goodwill	2,039	2,150
Other intangible assets - net	350	405
Investments in partially-owned affiliates	1,090	1,399
Assets held for sale	165	—
Other noncurrent assets	924	601
Total assets	$9,619	$10,342

Liabilities and Shareholders' Equity
Short-term debt	$380	$30
Accounts payable and accrued expenses	1,798	3,073
Liabilities held for sale	26	—
Other current liabilities	879	732
Current liabilities	3,083	3,835

Long-term debt	4,147	3,708
Liabilities held for sale	10	—
Other noncurrent liabilities	765	559
Redeemable noncontrolling interests	42	51
Shareholders' equity attributable to Adient	1,250	1,848
Noncontrolling interests	322	341
Total liabilities and shareholders' equity	$9,619	$10,342

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(in millions)	2020	2019
Operating Activities
Net income (loss) attributable to Adient	$(325)	$(321)
Income attributable to noncontrolling interests	(6)	13
Net income (loss)	(331)	(308)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	67	68
Amortization of intangibles	8	11
Pension and postretirement benefit expense (benefit)	2	7
Pension and postretirement contributions, net	(3)	(4)
Equity in earnings of partially-owned affiliates, net of dividends received	188	106
Deferred income taxes	(18)	264
Non-cash restructuring and impairment charges	27	—
Impairment of nonconsolidated partially owned affiliate	6	—
Equity-based compensation	7	8
Other	5	11
Changes in assets and liabilities:
Receivables	198	129
Inventories	46	51
Other assets	39	43
Restructuring reserves	(27)	(20)
Accounts payable and accrued liabilities	(669)	(134)
Accrued income taxes	—	34
Cash provided (used) by operating activities	(455)	266
Investing Activities
Capital expenditures	(73)	(98)
Sale of property, plant and equipment	1	7
Changes in long-term investments	—	3
Cash provided (used) by investing activities	(72)	(88)
Financing Activities
Increase (decrease) in short-term debt	(654)	(2)
Increase (decrease) in long-term debt	600	1,600
Repayment of long-term debt	(2)	(1,201)
Debt financing costs	(9)	(37)
Dividends paid to noncontrolling interests	(8)	(10)
Other	—	(1)
Cash provided (used) by financing activities	(73)	349
Effect of exchange rate changes on cash and cash equivalents	(8)	7
Increase (decrease) in cash and cash equivalents	(608)	534

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended June 30,
(in millions)	2020	2019
Net Sales
Americas	$593	$2,010
EMEA	698	1,752
Asia	346	530
Eliminations	(11)	(73)
Total net sales	$1,626	$4,219

	Three Months Ended June 30,
(in millions)	2020	2019
Adjusted EBITDA
Americas	$(83)	$69
EMEA	(94)	53
Asia	71	110
Corporate-related costs (1)	(16)	(27)
Restructuring and impairment costs (2)	(49)	(15)
Purchase accounting amortization (3)	(9)	(11)
Restructuring related charges (4)	(5)	(5)
Impairment of nonconsolidated partially owned affiliate (8)	(6)	—
Stock based compensation	(7)	(8)
Depreciation	(67)	(68)
Other items (5)	(4)	(3)
Earnings (loss) before interest and income taxes	(269)	95
Net financing charges	(58)	(60)
Other pension income (expense)	1	(5)
Income (loss) before income taxes	$(326)	$30

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended June 30,
(in millions, except per share data)	2020	2019
Income available to shareholders
Net income (loss) attributable to Adient	$(325)	$(321)

Weighted average shares outstanding
Basic weighted average shares outstanding	93.9	93.6
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	93.9	93.6

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended June 30, 2020 and 2019 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Free cash flow is defined as cash from operating activities less capital expenditures.
•	Net debt is calculated as gross debt less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended June 30,
	2020			2019
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$1,626	$—	$1,626	$4,219	$—	$4,219
Cost of sales (6)	1,779	(1)	1,778	4,008	(6)	4,002
Gross profit	(153)	1	(152)	211	6	217
Selling, general and administrative expenses (7)	115	(12)	103	165	(11)	154
Restructuring and impairment costs (2)	49	(49)	—	15	(15)	—
Equity income (loss) (8)	48	11	59	64	2	66
Earnings (loss) before interest and income taxes (EBIT)	(269)	73	(196)	95	34	129

Memo accounts:
Depreciation			67			68
Equity based compensation			7			8
Adjusted EBITDA			$(122)			$205

Net financing charges (12)	58	—	58	60	(13)	47
Other pension expense (income) (11)	(1)	(2)	(3)	5	(6)	(1)
Income (loss) before income taxes	(326)	75	(251)	30	53	83
Income tax provision (benefit) (9)	5	9	14	338	(306)	32
Net income (loss) attributable to Adient	(325)	64	(261)	(321)	357	36
Diluted earnings (loss) per share	(3.46)	0.68	(2.78)	(3.43)	3.81	0.38
Diluted weighted average shares	93.9	—	93.9	93.6	0.4	94.0

Appendix

Segment Performance:

	Three months ended June 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$593	$698	$346	$(11)	$1,626

Adjusted EBITDA	$(83)	$(94)	$71	$(16)	$(122)

Adjusted EBITDA margin	(14.0)%	(13.5)%	20.5%	N/A	(7.5)%

	Three months ended June 30, 2019
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$2,010	$1,752	$530	$(73)	$4,219

Adjusted EBITDA	$69	$53	$110	$(27)	$205

Adjusted EBITDA margin	3.4%	3.0%	20.8%	N/A	4.9%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended June 30,
	2020			2019
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(326)	$5	(1.5)%	$30	$338	n/m
Adjustments	75	9	12.0%	53	(306)	n/m
As adjusted	$(251)	$14	(5.6)%	$83	$32	38.6%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended June 30,
(in millions)	2020	2019
Net income (loss) attributable to Adient	$(325)	$(321)
Restructuring and impairment costs	49	15
Purchase accounting amortization	9	11
Restructuring related charges	5	5
Impairment of nonconsolidated partially owned affiliate -YFAI	6	—
Pension mark-to-market and settlement loss(11)	2	6
Deferred financing fee charge (12)	—	13
Other items (5)	4	3
Impact of adjustments on noncontrolling interests (10)	(2)	(2)
Tax impact of above adjustments and other tax items (9)	(9)	306
Adjusted net income attributable to Adient	$(261)	$36

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended June 30,
	2020	2019
Diluted earnings (loss) per share as reported	$(3.46)	$(3.43)
Restructuring and impairment costs	0.53	0.16
Purchase accounting amortization	0.10	0.12
Restructuring related charges	0.05	0.05
Impairment of nonconsolidated partially owned affiliate -YFAI	0.06	—
Pension mark-to-market and settlement loss(11)	0.02	0.06
Deferred financing fee charge (12)	—	0.14
Other items (5)	0.04	0.04
Impact of adjustments on noncontrolling interests (10)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (9)	(0.10)	3.26
Adjusted net income attributable to Adient	$(2.78)	$0.38

The following table presents calculations of net debt:

	June 30,	September 30,
(in millions)	2020	2019
Cash	$1,032	$924
Total debt	4,527	3,738
Net debt	$3,495	$2,814

Appendix

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended June 30,
(in millions)	2020	2019
Operating cash flow	$(455)	$266
Capital expenditures	(73)	$(98)
Free cash flow	$(528)	$168

The following table reconciles adjusted EBITDA to free cash flow:

	FY20		FY19
(in millions)	Q3	YTD	Q3	YTD
Adjusted EBITDA	$(122)	$386	$205	$572
(+/-) Net equity in earnings	184	74	103	(16)
(-) Restructuring (cash)	(29)	(70)	(23)	(112)
(+/-) Net Customer Tooling	(12)	(15)	13	43
(+/-) Past Due Receivables	48	57	(2)	—
(+/-) Trade Working Capital (Net AR/AP + Inventory)	(531)	(441)	(3)	(76)
(+/-) Accrued Compensation	42	(41)	9	48
(-) Interest paid	(43)	(148)	(12)	(82)
(+/-) Tax refund/taxes paid	(24)	(79)	(40)	(88)
(+/-) Other	32	5	16	17
Operating cash flow	(455)	(272)	266	306
Capital expenditures	(73)	(258)	(98)	(350)
Free cash flow	$(528)	$(530)	$168	$(44)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended June 30,
(in millions)	2020	2019
Restructuring charges	$(22)	$(15)
Futuris China intangible assets impairment	(27)	—
	$(49)	$(15)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended June 30,
(in millions)	2020	2019
Futuris integration	$—	$(1)
Transaction costs	(4)	(2)
	$(4)	$(3)

(6) The adjustments to cost of sales include:

	Three Months Ended June 30,
(in millions)	2020	2019
Purchase accounting amortization	$—	$(2)
Restructuring related charges	(1)	(3)
Futuris integration	—	(1)
	$(1)	$(6)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended June 30,
(in millions)	2020	2019
Purchase accounting amortization	$(8)	$(9)
Transaction costs	(4)	(2)
	$(12)	$(11)

Appendix

(8) The adjustments to equity income include:

	Three Months Ended June 30,
(in millions)	2020	2019
Impairment of nonconsolidated partially owned affiliate - YFAI	$6	$—
Restructuring related charges	4	2
Purchase accounting amortization	1	—
	$11	$2

(9) The adjustments to income tax provision (benefit) include:

	Three Months Ended June 30,
(in millions)	2020	2019
Valuation allowances	$—	$(254)
Benefits associated with restructuring and impairment charges	7	3
Tax rate change	—	(58)
Other reconciling items	2	3
	$9	$(306)

(10) Reflects the impact of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.

(11) During the three months ended June 30, 2020, Adient settled certain pension plans in the United States and recorded a settlement loss of $2 million. During the three months ended June 30, 2019, Adient was required to remeasure one of its United Kingdom pension plans and, as a result, recorded a $6 million mark-to-market loss.

(12) During the three months ended June 30, 2019, Adient refinanced its debt arrangements and correspondingly recorded a one-time charge for deferred financing fees associated with the previous debt arrangements.